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                                                                     EXHIBIT 3.5


                               AMENDMENT NO. 4 TO
            AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF
                           EOTT ENERGY PARTNERS, L.P.


     THIS AMENDMENT NO. 4 TO AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF EOTT ENERGY PARTNERS, L.P. (this "Amendment"), dated as of November 30, 1998, is entered into by EOTT Energy Corp., a Delaware corporation, as the General Partner, pursuant to authority granted to it in Section 15.1(d) of the Amended and Restated Agreement of Limited Partnership of EOTT Energy Partners, L.P., dated as of March 25, 1994 (the "Partnership Agreement").

     WHEREAS, Section 15.1(d)(i) of the Partnership Agreement provides that each Limited Partner agrees that the General Partner (pursuant to its powers of attorney from the Limited Partners and Assignees), without the approval of any Limited Partner or Assignee, may amend any provision of the Partnership Agreement, and may execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect a change that, in the sole discretion of the General Partner, does not adversely affect the Limited Partners in any material respect; and

     WHEREAS, the General Partner has determined that the change reflected in this Amendment will be beneficial to the Limited Partners, including the holders of the Common Units;

     NOW, THEREFORE, the Partnership Agreement is hereby amended as follows:

     1. AMENDMENT RELATING TO SUBORDINATED UNITS ISSUED TO KOCH PIPELINE COMPANY, L.P. Section 5.7(c) of the Partnership Agreement is hereby amended by adding the following sentence at the end thereof:

     "Notwithstanding anything to the contrary herein, the General Partner may not make the determination referred to above with respect to the 2,000,000 Subordinated Units to be issued to Koch Pipeline Company, L.P. pursuant to the Purchase and Sale Agreement dated as of September 21, 1998 among the Partnership, EOTT Energy Operating Limited Partnership, Koch Pipeline Company, L.P. and Koch Oil Company, a division of Koch Industries, Inc., and such Subordinated Units may not be converted into Common Units, unless and until the Partnership satisfies, with respect to the 2,000,0000 Common Units that may be issued upon conversion thereof, all of the conditions to the listing of such 2,000,000 Common Units on all National Securities Exchanges on which the Common Units are listed for trading and such 2,000,000 Common Units have been so listed."

     2. CAPITALIZED TERMS. Capitalized terms used but not defined herein are used as defined in the Partnership Agreement. This Amendment will be governed by and construed in accordance with the laws of the State of Delaware.



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     IN WITNESS WHEREOF, this Amendment has been executed as of the date first written above.

                         GENERAL PARTNER:

                              EOTT ENERGY CORP.


                              By: /s/ MICHAEL D. BURKE
                                  -------------------------------------
                                  Michael D. Burke
                                  President and Chief Executive Officer

                         LIMITED PARTNERS:

                              All Limited Partners now and hereafter admitted as limited partners of the Partnership, pursuant to Powers of Attorney now and hereafter executed in favor of, and granted and delivered to, the General Partner.

                              By: EOTT Energy Corp.,
                                  General Partner, as attorney-in-fact for all
                                  Limited Partners pursuant to the Powers of
                                  Attorney granted pursuant to Section 1.4.


                                   By: /s/ MICHAEL D. BURKE
                                       -------------------------------------
                                       Michael D. Burke
                                       President and Chief Executive Officer